As filed with the Securities and Exchange Commission on August 13, 2004

Registration Statement No. 333-9564

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

POST-EFFECTIVE AMENDMENT NO. 3

TO

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

THE EXPORT-IMPORT BANK OF KOREA

(Name of Registrant)

THE REPUBLIC OF KOREA

(Co-Signatory)

Names and Addresses of Authorized Representatives:

Pyung-Ku Lee or Soon-Sik Ryoo Duly Authorized Representatives in the United States of the Export-Import Bank of Korea 460 Park Avenue, 8th Floor New York, New York 10022	Hi-Su Lee Duly Authorized Representative In the United States of The Republic of Korea 335 East 45th Street New York, New York 10017

Copies to:

Jinduk Han, Esq.

Cleary, Gottlieb, Steen & Hamilton

39th Floor, Bank of China Tower

One Garden Road

Hong Kong

The securities registered hereby will be offered on a delayed or continuous basis pursuant to the procedures set forth in Securities Act Release Nos. 33-6240 and 33-6424.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the registrant’s Registration Statement under Schedule B (File No. 333-9564), declared effective by the Securities and Exchange Commission on June 30, 2004, is being filed solely for the purpose of filing Exhibits M-1 and M-2 to such Registration Statement. No changes or additions are being made hereby to the Prospectus which forms part of such Registration Statement.

2

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 11. Estimated Expenses.*

It is estimated that our expenses in connection with the sale of the debt securities, warrants and guarantees hereunder, exclusive of compensation payable to underwriters and agents, will be as follows:

SEC Registration Fee	U	S$ 242,700
Printing Costs		250,000
Legal Fees and Expenses		450,000
Fiscal Agent Fees and Expenses		50,000
Blue Sky Fees and Expenses		50,000
Rating Agencies’ Fees		350,000
Miscellaneous (including amounts to be paid to underwriters in lieu of reimbursement of certain expenses)		800,000

Total	U	S$ 2,192,700

*	Based on three underwritten offerings of the debt securities.

UNDERTAKINGS

The Registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(b)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	For purposes of determining any liability under the Securities Act of 1933, as amended (the “Act”), the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(e)	For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

CONTENTS

This Registration Statement is comprised of:

(1) Facing Sheet.

(2) Explanatory Note.

(3) Part II, consisting of pages II-1 to II-9.

(4) The following Exhibits:

A-1	-	Form of Underwriting Agreement Standard Terms, incorporated herein by reference to Exhibit A-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-1	-	Form of Fiscal Agency Agreement, including forms of Debt Securities, incorporated herein by reference to Exhibit B-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-2	-	Form of global Debt Security that bears interest at a fixed rate, incorporated herein by reference to Exhibit B-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-3	-	Letter of successor Fiscal Agent, incorporated herein by reference to Exhibit B-3 to the Registration Statement of The Export-Import Bank of Korea (No. 333-5954).

B-4	-	Letter of 2nd successor Fiscal Agent.**

C	-	Form of Warrant Agreement, including form of Warrants.*

D-1	-	Consent of the Chairman and President of The Export-Import Bank of Korea (included on page II-5).

D-2	-	Power of Attorney of the Chairman and President of The Export-Import Bank of Korea.**

E-1	-	Consent of the Minister of Finance and Economy of The Republic of Korea (included on Page II-6).

E-2	-	Power of Attorney of the Minister of Finance and Economy of The Republic of Korea.**

F-1	-	Consent of Samil PricewaterhouseCoopers.**

F-2	-	Consent of Young Wha Corporation.**

G-1	-	Letter appointing certain persons as authorized agents of The Export-Import Bank of Korea in the United States.**

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).**

H	-	The Export-Import Bank of Korea Act.**

I	-	The Enforcement Decree of The Export-Import Bank of Korea Act.**

J	-	The Articles of Incorporation of The Export-Import Bank of Korea.**

K	-	Form of Prospectus Supplement relating to The Export-Import Bank of Korea’s Medium-Term Notes, Series A, Due Not Less Than Nine Months From Date of Issue (the “MTNs”), incorporated herein by reference to Exhibit K to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

L	-	Form of Distribution Agreement between The Export-Import Bank of Korea and the Agents named therein relating to the offer an sale from time to time of the MTNs, incorporated herein by reference to Exhibit L to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

M-1	-	Opinion (including consent) of Cleary, Gottlieb, Steen & Hamilton, 39th Floor, Bank of China Tower, One Garden Road, Hong Kong, United States counsel to the Bank, in respect of the legality the Debt Securities (with or without Warrants).

M-2	-	Opinion (including consent) of Shin & Kim, Ace Tower, 4th Floor, 1-1/0 Soonhwa-dong, Chung-ku, Seoul 100-712, The Republic of Korea, Korean counsel to the Bank, in respect of the legality the Debt Securities (with or without Warrants).

N-1	-	Form of the MTNs that bears interest at a fixed rate, incorporated herein by reference to Exhibit N-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

N-2	-	Form of the MTNs that bears interest at a floating rate, incorporated herein by reference to Exhibit N-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

O	-	Form of Calculation Agency Agreement between The Export-Import Bank of Korea and the calculation agent named therein relating to the MTNs that bear interest at a floating rate, incorporated herein by reference to Exhibit O to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

*	May be filed by amendment.
**	Previously filed.

SIGNATURE OF THE EXPORT-IMPORT BANK OF KOREA

Pursuant to the requirements of the Securities Act of 1933, as amended, The Export-Import Bank of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 13th day of August, 2004.

THE EXPORT-IMPORT BANK OF KOREA

By:	Dong-Kyu Shin*†
Chairman and President

†By:	/s/ Yoon-Yung Kim
Yoon-Yung Kim (Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF THE REPUBLIC OF KOREA

Pursuant to the requirements of the Securities Act of 1933, as amended, The Republic of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 13th day of August, 2004.

THE REPUBLIC OF KOREA

By:	Hun-Jai Lee*†
Minister of Finance and Economy

†By:	/s/ Hi-Su Lee
Hi-Su Lee (Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE EXPORT-IMPORT BANK OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Export-Import Bank of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 13th day of August, 2004.

†By:	/s/ Pyung-Ku Lee
Pyung-Ku Lee New York Representative Office The Export-Import Bank of Korea

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE EXPORT-IMPORT BANK OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Export-Import Bank of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 13th day of August, 2004.

†By:	/s/ Soon-Sik Ryoo
Soon-Sik Ryoo New York Representative Office The Export-Import Bank of Korea

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE REPUBLIC OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Republic of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 13th day of August, 2004.

†By:	/s/ Hi-Su Lee
Hi-Su Lee Financial Attaché Korean Consulate General in New York

EXHIBIT INDEX

Exhibit		Page

A-1	- Form of Underwriting Agreement Standard Terms, incorporated herein by reference to Exhibit A-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-1	- Form of Fiscal Agency Agreement, including forms of Debt Securities, incorporated herein by reference to Exhibit B-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-2	- Form of global Debt Security that bears interest at a fixed rate, incorporated herein by reference to Exhibit B-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-3	- Letter of successor Fiscal Agent, incorporated herein by reference to Exhibit B-3 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-4	- Letter of 2nd successor Fiscal Agent.**

C	- Form of Warrant Agreement, including form of Warrants.*

D-1	- Consent of the Chairman and President of The Export-Import Bank of Korea (included on page II-5).

D-2	- Power of Attorney of the Chairman and President of The Export-Import Bank of Korea.**

E-1	- Consent of the Minister of Finance and Economy of The Republic of Korea (included on Page II-6).

E-2	- Power of Attorney of the Minister of Finance and Economy of The Republic of Korea.**

F-1	- Consent of Samil PricewaterhouseCoopers.**

F-2	- Consent of Young Wha Corporation.**

G-1	- Letter appointing certain persons as authorized agents of The Export-Import Bank of Korea in the United States.**

G-2	- Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	- The Export-Import Bank of Korea Act.**

I	- The Enforcement Decree of The Export-Import Bank of Korea Act.**

J	- The Articles of Incorporation of The Export-Import Bank of Korea.**

K

-   Form of Prospectus Supplement relating to The Export-Import Bank of Korea’s Medium-Term Notes, Series A, Due Not Less Than Nine Months From Date of Issue (the “MTNs”), incorporated herein by reference to Exhibit K to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

L

-   Form of Distribution Agreement between The Export-Import Bank of Korea and the Agents named therein relating to the offer an sale from time to time of the MTNs, incorporated herein by reference to Exhibit L to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

M-1

-   Opinion (including consent) of Cleary, Gottlieb, Steen & Hamilton, 39th Floor, Bank of China Tower, One Garden Road, Hong Kong, United States counsel to the Export-Import Bank of Korea, in respect of the legality the Debt Securities (with or without Warrants).

M-2

-   Opinion (including consent) of Shin & Kim, Ace Tower, 4th Floor, 1-1/0 Soonhwa-dong, Chung-ku, Seoul 100-712, The Republic of Korea, Korean counsel to the Export-Import Bank of Korea, in respect of the legality the Debt Securities (with or without Warrants).

N-1	- Form of the MTNs that bears interest at a fixed rate, incorporated herein by reference to Exhibit N-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

N-2	- Form of the MTNs that bears interest at a floating rate, incorporated herein by reference to Exhibit N-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

O

-   Form of Calculation Agency Agreement between The Export-Import Bank of Korea and the calculation agent named therein relating to the MTNs that bear interest at a floating rate, incorporated herein by reference to Exhibit O to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

*	May be filed by amendment.
**	Previously filed.